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                       FORM OF INDEMNIFICATION AGREEMENT


                  This Agreement made and entered into as of the ____ day of _______________, 1996, by and between VIDEO BROADCASTING
CORPORATION, a Delaware corporation, hereinafter called the "Company," and ______________, an individual residing at ______________________________________ (the "Indemnitee").

                             W I T N E S S E T H :

                  WHEREAS, the Company is desirous of providing
Indemnitee with limitation of liability and indemnification to the fullest extent permitted by law;

                  WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company or of any other corporation, subsidiary, partnership, joint venture, trust or other enterprise (herein called "Affiliate") of which he has been or is serving at the request, for the convenience, or to represent the interest of the Company, with the assurance that the Company will indemnify him against costs and risks of claims for damages by reason of his being a director or officer of the Company or of an Affiliate, or by reason of his decisions or actions on their behalf;

                  WHEREAS, the Company has agreed to provide
Indemnitee with the benefits contemplated by this Agreement, together with coverage under any directors' and officers' liability insurance policy presently in force or which may be obtained in



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the future, although there is no assurance that the Company will apply for or  obtain any such insurance; and

                  WHEREAS, Indemnitee desires to serve or to continue to serve as such director or officer provided that he is furnished with the indemnity provided for hereinafter, in one or more of such capacities.

                  NOW, THEREFORE, for and in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

                  1. AGREEMENT TO SERVE. Indemnitee will serve and/or continue to serve the Company or an Affiliate of the Company, at the will of the Company, as a director and/or officer so long as he is duly elected and qualified in accordance with the provisions of the Company's Certificate of Incorporation and the By-Laws thereof, or until such time as he tenders his resignation in writing.

                  2.       INDEMNIFICATION.

                           A.       The Company hereby agrees to
indemnify and hold harmless Indemnitee to the fullest extent permitted by the Company's Certificate of Incorporation, its By-Laws, the Delaware General Corporation Law (the "DGCL") or any other applicable law, as any or all may be amended from time to time, against any and all amounts which he is or becomes obligated to pay because of any charge, claim or claims, whether civil or criminal, made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement or other act done or wrongfully attempted, which he commits or suffers while acting in his capacity as an officer or director of the

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Company or an Affiliate thereof and because of his being such an officer or director or serving in any other capacity requested by the Company; provided, however, that if the DGCL is repealed or modified the result of which limits Indemnitee's indemnification rights and/or protection under the DGCL, then with respect to any event occurring prior to such repeal or modification, Indemnitee shall be entitled to the indemnification rights and protection provided under the DGCL as if such repeal or modification had not occurred, provided such indemnification would not result in the Company violating any provision of the DGCL or other applicable law. The payments which the Company will be obligated to make hereunder shall include but shall not be limited to all expenses (including reasonable attorneys' fees), damages, judgments, fines, settlements and costs, costs of investigation and costs of defense of any actual or threatened legal actions or claims, or of any actual or threatened judicial, administrative or other proceedings, and appeals therefrom and costs of attachment or similar bonds, and shall be payable within 30 days after the Indemnitee has given the Company a written claim for such funds, as set forth in Section 2(B) hereof; provided, however, that the Company shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise which it is prohibited by applicable law from paying as indemnity. To the full extent so permitted, the foregoing shall apply to actions by or in the right of the Company and shall require the Company to pay expenses, including bail bonds, if any, in advance of final disposition as set forth above.

                           B.       If a claim under this Agreement is
not paid by the Company, or on its behalf, within 30 days after a written claim has been given to the Company, the Indemnitee may at any time thereafter bring suit against the Company


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to recover the unpaid amount of the claim and if successful, the
Indemnitee shall also be entitled to be paid all costs and expenses of prosecuting such claim, including reasonable attorneys' fees and interest. As a condition precedent to his right to be indemnified hereunder, Indemnitee shall give the Company notice in writing as soon as reasonably practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to Video Broadcasting Corporation, 708 Third Avenue, New York, NY 10017, Attention: Chairman of the Board, and shall be deemed received if sent by registered or certified mail, return receipt requested.

                           C.       In the event of payment under this
Agreement, the Company shall be subrogated to the extent of such payment to all of the right of recovery of the Indemnitee.

                  3. INSURANCE. The Company, to the extent it is available at a reasonable commercial price, shall maintain a directors' and officers' liability insurance policy providing coverage in the amount of $2,000,000 pursuant to which Indemnitee shall receive insurance coverage.

                  4.       LIMITATIONS.  The Company shall not be
liable under this Agreement to make any payment in connection with any claim:

                           A.       for which payment is actually made
to the Indemnitee under a valid and collectable Company insurance policy, premiums for which are paid by the Company or any of its Affiliates, except in respect of any deductible and excess beyond the amount of payment under such insurance;

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                           B.       for which the Indemnitee is
indemnified by the Company otherwise than pursuant to this Agreement, provided such amount has previously been paid to the Indemnitee;

                           C.       based upon or attributable to the
Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;


                           D.       brought about or contributed to by
the dishonesty of the Indemnitee seeking payment hereunder; and

                           E.       by an Indemnitee who acts as a
plaintiff suing the Company, its Affiliates or other directors or officers of the Company or its Affiliates; provided, however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claim upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final and non-appealable adjudication thereof adverse to the Indemnitee shall establish that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material and an essential element to the cause of action so adjudicated.

                  5. DETERMINATION OF RIGHTS. The determination of the rights of Indemnitee to indemnification and payment of expenses under this Agreement or under the provisions of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company and standard of conduct shall be made by (i) the Board of Directors or a committee of non-officer directors of the Board of Directors, a majority of which shall be disinterested, (ii) special, independent counsel selected and appointed by the Board of Directors or a committee of non-

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officer directors, or (iii) such other body of persons as may be permitted by the DGCL. Notwithstanding the foregoing, if there has been a Change of Control (as hereinafter defined) after the date of this Agreement, then such determination and evaluation shall be made by a special independent counsel who is selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. The fees of such special independent counsel shall be paid by the Company. A "Change of Control" shall be deemed to have occurred if, without the prior approval or support of the Board of Directors, any of the following shall occur; (i) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner of 25% or more of the voting power of the Company, (ii) at the end of any one year period a majority of the Board of Directors shall consist of persons who were not directors at the beginning of such period, or (iii) a merger or consolidation of the Company, other than one resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent 80% of the voting power of the Company or such surviving entity immediately thereafter.

                  6. CUMULATIVE RIGHTS AND SEVERABILITY. Nothing herein shall be deemed to diminish or otherwise restrict the

Indemnitee's right to indemnification under the Company's directors' and officers' liability insurance, any provision of the Company's Certificate of Incorporation, its By-Laws, vote of stockholders or disinterested directors, or under the DGCL or any other applicable law. On the contrary, the rights granted to Indemnitee hereunder are intended to protect Indemnitee to the fullest extent permitted by law and shall be cumulative and in


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addition to any rights that Indemnitee may have from any other source.
If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

                  7. SURVIVAL. The obligations of the Company hereunder will survive (a) any actual or purported termination of this Agreement by the Company or its successors or assigns, whether by operation of law or otherwise, (b) any change in the Company's Certificate of Incorporation or By-Laws, and (c) termination of the Indemnitee's services to the Company or an Affiliate thereof (whether such services were terminated by the Company, such Affiliate or the Indemnitee), whether or not a claim is made or an action or proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the Company's Certificate of Incorporation or By-Laws, or termination of the Indemnitee's services.

                  8.       GOVERNING LAW.   The parties hereto agree
that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

                  9. SUCCESSOR AND ASSIGNS. The Company shall cause this Agreement to be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of
law).   This Agreement shall be binding upon and inure to the


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benefit of the heirs, executors, administrators, personal representatives and estate of the Indemnitee.


                  10. BOARD APPROVAL. This Agreement has been approved by the Board of Directors of the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.


                           VIDEO BROADCASTING CORPORATION


                           By: _______________________________
                               Title:

                               _______________________________


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